Exhibit 10.2

August 26, 2021

Kinnate Biopharma Inc.

103 Montgomery Street, Suite 150

The Presidio of San Francisco

San Francisco, California 94129

Attn: Nima Farzan

Re: Net Office Lease, dated as of August 5, 2021 (the “Lease”) by and between Kinnate Biopharma Inc., a Delaware corporation, as Tenant, and the Presidio Trust, as Landlord, for the Premises known as Building 103, Suite 150, located at 103 Montgomery Street, the Presidio of San Francisco, San Francisco, California

Dear Mr. Farzan,

Provided that no Default (as defined in the Lease) has occurred and is continuing, upon completion of certain tenant improvements in accordance with the requirements within the Lease, which shall include construction of a boardroom within the Premises (the “Tenant Improvements”), Tenant will receive a one-time Base Rent credit of $85,000, which shall be credited by Landlord against monthly Base Rent accruing after completion of the Tenant Improvements. Tenant agrees that it will use commercially reasonable efforts to complete the Tenant Improvements in a prompt and diligent manner,

This letter agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered is deemed to be an original and all of which will constitute one and the same instrument. This letter agreement may be executed and delivered using electronic signature(s) in accordance with applicable law, and electronic signature(s) are deemed to be original signatures for purposes of this letter agreement and all matters related thereto, with such electronic signature(s) having the same legal effect as original signature(s).

This letter agreement will not be effective or binding upon either Landlord or Tenant until it has been fully executed and delivered by both Landlord and Tenant.

Sincerely,

PRESIDIO TRUST,

a wholly-owned government corporation of the United States of America

/s/ Josh Bagley
Josh Bagley, Deputy Chief Business Officer

Agreed and acknowledged:
Kinnate Biopharma Inc.
A Delaware corporation

By:	/s/ Nima Farzan
Name:	Nima Farzan
Title:	CEO
Date:	10/12/2021